EXHIBIT 4.2

                                 SUPPLEMENT TO
                                LOAN AGREEMENT

     THIS SUPPLEMENT TO LOAN AGREEMENTS (this "Supplement") is entered into as of June 26, 1996 among FFCA ACQUISITION CORPORATION, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, ARBY'S RESTAURANT HOLDING COMPANY, a Delaware corporation ("ARHC"), whose address is 1000 Corporate Drive, Fort Lauderdale, Florida 33334, ARBY'S RESTAURANT DEVELOPMENT CORPORATION, a Delaware corporation ("ARDC"), whose address is 1000 Corporate Drive, Fort Lauderdale, Florida 33334 and TRIARC COMPANIES, INC., a Delaware corporation ("Guarantor"), whose address is 900 Third Avenue, New York, New York 10022.


                            PRELIMINARY STATEMENT:

      FFCA and ARHC entered into that certain Loan Agreement dated as of October 13, 1995 (the "ARHC Loan Agreement"), as amended, pursuant to which FFCA has made loans to ARHC in connection with the financing of certain Arby's Restaurants and/or Dual Concepts.

      FFCA and ARDC entered into that certain Loan Agreement dated as of May 1, 1995, as amended and restated by that certain Amended and Restated Loan Agreement between FFCA and ARDC dated as of October 13, 1995 (the "ARDC Loan Agreement"), as amended, pursuant to which FFCA has made loans to ARDC in connection with the financing of certain Arby's Restaurants and/or Dual Concepts.

      Capitalized terms not otherwise defined herein shall have the meanings set forth in the ARHC Loan Agreement or ARDC Loan Agreement, as applicable, as such defined terms may be amended or added to the ARHC Loan Agreement or the ARDC Loan Agreement pursuant to this Supplement.

      FFCA has notified ARHC, ARDC and Guarantor of FFCA's intent to enter into a pooling and servicing agreement as of June 1, 1996 (the "Pooling and Servicing Agreement") in connection with a Securitization of certain of the Loans and corresponding Equipment Loans.

      As a result of such Securitization, FFCA, ARHC and ARDC desire to amend and supplement the ARHC Loan Agreement and the ARDC Loan Agreement to set forth their agreement with respect to (i) ARHC's and ARDC's rights of defeasance, (ii) the initial Testing Date for the Fixed Charge Coverage Ratio with respect to a Site, (iii) the confidentiality of certain information to be disclosed to Trustees and Certificateholders (both as defined below); and (iv) the funding of the outstanding commitment of FFCA to ARHC and ARDC pursuant to the ARHC Loan Agreement and the ARDC Loan Agreement, respectively.




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                                  AGREEMENT:

      In consideration of the mutual covenants and provisions of this Supplement, the parties agree as follows:

      1. Notwithstanding anything contained in the ARHC Loan Agreement or the ARDC Loan Agreement to the contrary, neither ARHC nor ARDC shall be permitted to defease any of the Notes and Equipment Notes, as permitted under Section 5.B of the ARHC Loan Agreement and Section 5.B of the ARDC Loan Agreement, as applicable, prior to August 1, 1998.

      2. Notwithstanding anything contained in the ARHC Loan Agreement, the ARDC Loan Agreement or a Deed of Trust with respect to a Site to the contrary, the initial Testing Date for the Fixed Charge Coverage Ratio with respect to a Site shall not occur prior to August 1, 1998.

      3. Notwithstanding anything contained in Section 17.Q of the ARHC Loan Agreement or the ARDC Loan Agreement, Exhibit I to the ARHC Loan Agreement or Exhibit K of the ARDC Loan Agreement, the trustee pursuant to the Pooling and Servicing Agreement and all trustees pursuant to any pooling and servicing agreement or similar agreements (collectively, the "Trustee") entered into in connection with all other securitizations (collectively the "Securitization Documents"), and the certificateholders or investors of certificates issued in connection with the Pooling and Servicing Agreement and all other Securitizations (collectively, the "Certificateholders"), shall not be obligated to execute a Confidentiality Agreement provided that:

            (i) the Trustee, on behalf of itself and the Certificateholders, shall be bound pursuant to the Securitization Documents by confidentiality provisions substantially in the form attached hereto as Exhibit A (the "Securitization Provisions");

            (ii) all reports delivered by a Trustee to Certificateholders must contain a legend indicating that the contents of such reports are confidential; and

            (iii) all securities offering documents evidencing the Securitizations (the "Securities Offering Documents") shall provide that all Certificateholders, by accepting the certificates evidencing their investment in the securities issued in connection with such Securitizations, shall be bound by the Securitization Provisions.

      Notwithstanding the foregoing, if a Certificateholder requests financial information that it is entitled to receive under the Securities Offering Documents with respect to ARDC, ARHC and/or Guarantor other than that financial information which is contained in the reports to be delivered by the Trustee to such Certificateholder pursuant to the Pooling and Servicing Agreement, and such financial information would otherwise be deemed to be Confidential



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Information   (as   defined   in   the   Confidentiality    Agreement),   such
Certificateholder   shall  be   required   by  the   Trustee   to   execute  a
confidentiality  agreement  containing  the  Securitization  Provisions  as  a
condition  precedent  to  receiving  such  requested  financial   information;
provided, however, if such Certificateholder is a chain restaurant company, such Certificateholder shall not be entitled to receive such requested financial information unless ARDC, ARHC, and/or Guarantor, as applicable, depending on whether the information requested concerns such party, consent(s) to the release of such information.

      Upon written notice from ARHC or ARDC, as applicable, FFCA shall demand that the Trustee and Certificateholders comply with the Securitization Confidentiality Agreement. FFCA agrees and acknowledges that ARHC and ARDC are intended third-party beneficiaries of each Securitization Confidentiality Agreement and the terms and conditions of this Section 3.

      4. Upon FFCA's assignment of the ARHC Loan Agreement and the ARDC Loan Agreement to the Trustee pursuant to the Pooling and Servicing Agreement, FFCA, ARHC, ARDC and Guarantor acknowledge and agree that the Trustee, as assignee of FFCA, will have no further obligation to fund Loans and Equipment Loans pursuant to the ARHC Loan Agreement or the ARDC Loan Agreement. Notwithstanding the foregoing, the obligation of FFCA and Franchise Finance Corporation of America ("REIT") to provide ARDC and ARHC with the unfunded Loan and Equipment Loan commitments on the terms and conditions as set forth in the ARDC Loan Agreement and the ARHC Loan Agreement, respectively, are not limited. However, FFCA and REIT intend that their affiliate, FFCA Mortgage Corporation ("FFCA Mortgage"), provide such funding and that all Loans and Equipment Loans be made by FFCA Mortgage and only to ARHC. In connection with such intention, but not as a condition precedent to any such funding, FFCA Mortgage, REIT and ARHC agree that they shall enter into a new loan agreement prior to October 1, 1996 (the "Substitute Loan Agreement"), the material terms of which will be substantially similar to the outstanding commitment of FFCA to ARHC and ARDC pursuant to the ARHC Loan Agreement and the ARDC Loan Agreement (including, without limitation, the guaranty by Guarantor of ARHC's Substitute Loan Agreement obligations. REIT is joining in the execution of this Supplement to evidence its continuing obligations to ARDC and ARHC as set forth above and to evidence its agreement to enter into the Substitute Loan Agreement, and FFCA Mortgage is joining in the execution of this Supplement to evidence its agreement to enter into the Substitute Loan Agreement.

      5. The ARHC Loan Agreement, the ARDC Loan Agreement, the Deeds of Trust, the Guaranties and all other documents contemplated thereby remain in full force and effect as supplemented by this Supplement.






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      IN WITNESS  WHEREOF,  ARHC, ARDC, FFCA and Triarc have entered into this
Supplement as of the date first above written.


                                    FFCA ACQUISITION CORPORATION
                                    a Delaware corporation


                                    By /s/ DENNIS L. RUBIN
                                    Printed Name  Dennis L. Rubin
                                    Its  Senior Vice President
                                         & General Counsel



                                    ARBY'S RESTAURANT HOLDING COMPANY,
                                    a Delaware corporation


                                    By  /s/ KENNETH C. FISCHER
                                    Printed Name  Kenneth C. Fischer
                                    Its  Vice President




                                    ARBY'S RESTAURANT DEVELOPMENT
                                    CORPORATION, a Delaware corporation


                                    By  /s/ JONATHAN P. MAY
                                    Printed Name  Jonathan P. May
                                    Its  Vice President



                                    TRIARC COMPANIES, INC., a Delaware
                                    corporation


                                    By  /s/ JOHN L. COHLAN
                                    Printed Name  John L. Cohlan
                                    Its Sr. Vice President,
                                        Corporate Finance




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Agreed to and acknowledged:

FFCA MORTGAGE CORPORATION,
a Delaware corporation


By  /s/ DENNIS L. RUBEN
Its  Senior Vice President and General Counsel
Printed Name  Dennis L. Ruben





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STATE OF ARIZONA                    ]
                                    ]  SS.
COUNTY OF MARICOPA                  ]

     The foregoing instrument was acknowledged before me on June 27 , 1996 by Dennis L. Ruben, Senior Vice President and General Counsel, of FFCA Acquisition Corporation, a Delaware corporation, on behalf of the corporation.

                                          /s/ MARY E. LEELAND
                                          Notary Public
My Commission Expires:
December 9, 1996



STATE OF Florida              ]
                              ]  SS.
COUNTY OF Broward             ]

     The foregoing instrument was acknowledged before me on June 26, 1996 by Kenneth C. Fischer, Vice President, of Arby's Restaurant Holding Company, a Delaware corporation, on behalf of the corporation.

                                          /s/ ELIO LEONARDO RAMOS
                                          Notary Public

My Commission Expires:
August 14, 1999






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




STATE OF Florida        ]
                        ]  SS.
COUNTY OF Broward       ]

     The foregoing  instrument was acknowledged  before me on June 26, 1996 by
Jonathan  P.  May,   Vice   President,   of  Arby's   Restaurant   Development
Corporation,a Delaware corporation, on behalf of the corporation.

                                          /s/ ELIO LEONARDO RAMOS
                                          Notary Public
My Commission Expires:
August 14, 1999




STATE OF   New York     ]
                        ]  SS.
COUNTY OF  New York     ]

     The foregoing instrument was acknowledged before me on July 10, 1996 by John L. Cohlan, of Triarc Companies, Inc., a Delaware corporation, on behalf of the corporation.

                                          /s/ MARY C. WADE
                                          Notary Public
My Commission Expires:
February 2, 1997





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




STATE OF ARIZONA                    ]
                                    ]  SS.
COUNTY OF MARICOPA                  ]

     The foregoing instrument was acknowledged before me on June 27, 1996 by Dennis L. Ruben, Senior Vice President and General Counsel, of FFCA Mortgage Corporation, a Delaware corporation, on behalf of the corporation.

                                          /s/ MARY E. LEELAND
                                          Notary Public
My Commission Expires:
December 9, 1996






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


                                   EXHIBIT A

                       FORM OF SECURITIZATION PROVISIONS





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